Exhibit 23.2

                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement No. 333-36842 (Form S-3) and related Prospectus dated May 22, 2000 of Ashland Inc. of our report dated February 8, 2000, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania


May 22, 2000